EXHIBIT 21.2

                              LIST OF SUBSIDIARIES


Name                        State of Incorporation                    Percentage
----                        ----------------------                    ----------
                                                                        Owned
                                                                        -----

HBOA.Com Inc.                         Florida                            100%

Aerisys, Inc.                         Florida                            100%